CONSENT OF QUALIFIED PERSON

To: United States Securities and Exchange Commission, Washington, DC 20549

Dear Sirs:

I, Robert F. Engler, P. Geol., hereby:

(a)	confirm that I have read the United States Securities and Exchange Commission Form 20F Annual Report of East Energy Corp. prepared pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934. This document fairly and accurately represents the information in the two Technical Reports titled “Technical Report, Jiangcang Mining Area, Muli Coal Field, Qinghai Province, China” dated April 24, 2007 and June 19, 2007, filed in accordance with Canadian regulatory requirements on SEDAR at www.sedar.com.

Dated this 12th day of September, 2007.

ORIGINAL SIGNED AND SEALED BY AUTHOR ______________________________________ Signature of Qualified Person

Robert F. Engler, P. Geol Name of Qualified Person
2700, 411 – 1st Street S.E. • Calgary, Alberta CANADA T2G 4Y5 • Telephone (403) 237-7763 • Fax (403) 263-4086 • www.norwestcorp.com
DENVER CALGARY HOUSTON SALT LAKE CITY VANCOUVER GOLDEN CHARLESTON WV BEIJING